Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Renovacor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001	457(c) and 457(h)	779,396	$4.19	$3,265,669.24	0.0000927	$302.73

Total Offering Amounts					$3,265,669.24		302.73

Total Fee Offsets (4)							—

Net Fee Due							$302.73

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”) of Renovacor, Inc. (the “Company”) that become issuable by reason of any future stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by the Company, which results in an increase in the number of the outstanding shares of Common Stock.

(2)

Represents 779,396 shares of Common Stock that were added to the shares authorized for issuance under the Renovacor, Inc. 2021 Omnibus Incentive Plan (the “Plan”) on January 1, 2022 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision in the Plan, the aggregate number of shares of Common Stock authorized to be awarded under the Plan will automatically increase on January 1 of each year, in an amount equal to four percent (4%) of the issued and outstanding Common Stock of the Company as of December 31 of the preceding calendar year.

(3)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the common stock on the NYSE American LLC on March 21, 2022.

(4)	The Registrant does not have any fee offsets.